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                                                                  Exhibit 21
                         SUBSIDIARIES OF THE COMPANY
                                                            Jurisdiction of
                                                            Incorporation or
Name of Subsidiary                                          Organization
- ------------------                                          ----------------
American Demographics, Inc.                                 New York
Courrier Export (U.K.), Limited                             United Kingdom
Dow Jones AER Company, Inc.                                 Delaware
  Economic Research Company, Inc.                           Delaware
Dow Jones Canada, Inc.                                      Canada
Dow Jones Courrier, N.V.                                    Belgium
Dow Jones Courrier, GmbH                                    Switzerland
Dow Jones Financial Publishing Corp.                        Delaware
Dow Jones International Marketing Services (U.K.), Ltd.     United Kingdom
Dow Jones International Marketing Services GmbH             Germany
Dow Jones Newsprint Company, Inc.                           Delaware
Dow Jones Printing Company (Asia), Inc.                     Delaware
Dow Jones Publishing Company (Asia), Inc. (90% owned)       Delaware
Dow Jones Broadcasting (Asia), Inc.                         Delaware
Dow Jones Broadcasting (Europe), Inc.                       Delaware
Dow Jones Publishing Company (Europe), Inc.                 Delaware
Dow Jones Real Estate Development Corporation               Delaware
Dow Jones Southern Holding Company, Inc.                    Delaware
Dow Jones Virginia Company, Inc.                            Delaware
Dow Jones Ventures I, Inc.                                  Delaware
Dow Jones Ventures II, Inc.                                 Delaware
Dow Jones Ventures III, Inc.                                Delaware
Federal Filings, Incorporated                               Delaware
Nanbei Ltd (55% owned)                                      Turks and Caicos
National Delivery Service, Inc.                             Delaware
Ottaway Newspapers, Inc.                                    Delaware
  Chapel Hill Publishing Company, Inc.                      North Carolina
  News-Sun, Inc.                                            Arizona
  ONI of North Carolina, Inc.                               North Carolina
    Sample Publishing Company, Inc.                         North Carolina
  The Inquirer & Mirror, Inc.                               Massachusetts
  Portuguese-American Publications, Inc.                    Massachusetts
Review Publishing Company Limited                           Hong Kong
  The China Phone Book Co. Ltd.                             Hong Kong
  National Fair Ltd.                                        Hong Kong
Societe Civile D.J.                                         France
Dow Jones Telerate Holdings, Inc.                           Delaware
  Dow Jones Telerate Canada Inc.                            Ontario
  Dow Jones Telerate Systems, Inc.                          California
  Telerate Research & Development Pte Ltd                   Singapore
  Dow Jones Telerate, Inc.                                  New York
    Dow Jones Telerate Sports, Inc.                         Delaware
    CompuTrac, Inc.                                         Louisiana
    Dow Jones Telerate Software, Inc.                       Delaware
    Dow Jones Telerate Puerto Rico, Inc.                    Delaware
  Telerate Financial Services Co.                           Delaware
  Telerate International Inc.                               Delaware
  Telerate International Limited                            United Kingdom
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                                                            Jurisdiction of
                                                            Incorporation or
Name of Subsidiary                                          Organization
- ------------------                                          ----------------
    Dow Jones Telerate International Company
        (100% owned Partnership)                            Delaware
      Dow Jones Telerate (Panama) Inc.                      Panama
      Servicios Informativos Telerate Systems (Chile)
        Limitada                                            Chile
      Dow Jones Telerate (Asia-Pacific) Singapore
        Pte Ltd                                             Singapore
      Dow Jones Telerate (Australia) Pty Limited            Australia
      Telerate (Bahamas) Limited                            Bahamas
      Dow Jones Telerate Belgium SA                         Belgium
      Dow Jones Telerate Danmark A/S                        Denmark
      Dow Jones Telerate Limited                            United Kingdom
      Dow Jones Telerate Finland OY                         Finland
      Dow Jones Telerate France SA                          France
        HTG SA                                              France
          Valgest SA                                        France
      Dow Jones Telerate Ireland Limited                    Ireland
      Dow Jones Telerate Netherlands BV                     Netherlands
      Dow Jones Telerate Espana S.A.                        Spain
      Dow Jones Telerate Sweden AB                          Sweden
      Dow Jones Telerate (Thailand) Limited                 Thailand
      Dow Jones Telerate Technical Services Limited         United Kingdom
        Telefin SA                                          Greece
      Dow Jones Telerate (Switzerland) AG                   Switzerland
      Telerate Argentina Limitada S.A.                      Argentina
      Dow Jones Telerate (Singapore) Pte Ltd                Singapore
      Dow Jones Telerate de Venezuela, C.A.                 Venezuela
      Dow Jones Telerate (Hong Kong) Limited                Hong Kong
      Dow Jones Telerate (Asia Pacific) Limited             Hong Kong
      Dow Jones Telerate Financial Information              Delaware
          Services, Inc.
      Telerate Finansal Sistemler A.S.                      Turkey
      Dow Jones Telerate Informacao Financeira, Lda.        Portugal
      Dow Jones Telerate Ges.m.b.H.                         Austria
      Dow Jones Telerate Luxembourg SARL                    Luxembourg
      Dow Jones Telerate (New Zealand) Ltd.                 New Zealand
      Advance Pacific Limited                               Cook Islands
      Telerate Uruguay S.A.                                 Uruguay
      Dow Jones Telerate GmbH                               Germany
      Dow Jones Telerate Norway AS                          Norway
      Dow Jones Telerate Cyprus Limited                     Cyprus
      Dow Jones Telerate (South Africa) (Pty) Limited       South Africa

All of the above subsidiaries are included in the consolidated financial statements.
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